AMENDED AND RESTATED
FORBEARANCE AGREEMENT

AMENDED AND RESTATED FORBEARANCE AGREEMENT (this “Agreement”), dated as of August 11, 2005, by and between CAPITAL TEMPFUNDS, a division of CAPITAL FACTORS LLC, as successor in interest to Capital Tempfunds, Inc., a Delaware limited liability company having its principal place of business at One Brixam Green, 15800 John J. Delaney Drive, Suite 300, Charlotte, North Carolina 28277 (“Capital”), and STRATUS SERVICES GROUP, INC., a Delaware corporation with its principal place of business at 500 Craig Road, Suite 201, Manalapan, New Jersey 07726 (“Borrower”).

BACKGROUND

Borrower and Capital are parties to (i) a Loan and Security Agreement dated as of December 8, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Capital provides Borrower with certain financial accommodations, and (ii) a Forbearance Agreement dated as of January 15, 2005, between Borrower and Capital and amended on April 8, 2005 and June 10, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Forbearance Agreement”) pursuant to which Capital agreed to forbear from exercising rights and remedies under the Loan Agreement.

As of January 15, 2005 and continuing thereafter, there were various continuing Events of Default existing under the Loan Agreement as listed (the “Designated Defaults”) on Exhibit A annexed hereto and incorporated by reference herein, by reason of which Capital has no obligation to make any additional Loans and Capital has the full legal right to exercise its rights and remedies under the Loan Agreement. Borrower has requested that Capital forbear for an additional period of time from exercising its rights and remedies under the Loan Agreement. Capital is prepared to establish an additional period of forbearance for Borrower on the terms and conditions set forth below.

Borrower and Capital have agreed to amend and restate the Forbearance Agreement in its entirety.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

2. Acknowledgement. Borrower acknowledges and agrees that the Designated Defaults have occurred and exist as of the date hereof. Borrower hereby affirms and acknowledges that (a) as of August 5, 2005, there is presently due and owing to Capital the principal amount of $9,040, 039.42 with respect to the Loan Agreement including interest, costs, fees and expenses (collectively, the “Amount”), (b) the Amount is due and owing without defense, offset or counterclaim of any kind or nature whatsoever, and (c) the Loan Documents are and shall continue to be legal, valid and binding obligations and agreements of Borrower enforceable in accordance with their respective terms.

3. Forbearance Period. During the period commencing on the date hereof and ending on the earlier to occur of (a) August 26, 2005 (or such other date as may be mutually agreed upon in writing) or (b) the date of any Forbearance Default (as defined below) (the “Forbearance Period”), Capital will forbear from the exercise of its rights and remedies under the Loan Documents solely with respect to the Designated Defaults. Such forbearance shall not derogate from Capital’s rights to collect, receive and/or apply proceeds of Collateral to the Obligations as may be specifically provided for in the Credit Agreement. At the option of Capital all Obligations shall be due and payable in full at the end of the Forbearance Period, without the need for any demand or notice by Capital and notwithstanding any future compliance by Borrower with any provisions of the Loan Agreement (including the provisions giving rise to the Designated Defaults). During the Forbearance Period, the Maximum Credit Line shall continue at $10, 500,000.

4. Forbearance Fee. In consideration of Capital’s extension of forbearance to Borrower pursuant to the terms and conditions set forth herein and its forbearance from charging the Default Rate which Capital was entitled to charge from and after the date of the Designated Defaults, Borrower hereby authorizes Capital to charge Borrower’s loan account with a forbearance fee in the amount of $300,000 (the “Forbearance Fee”), which Forbearance Fee shall be earned upon the execution of the Agreement, provided, however, if the Forbearance Fee is paid in full within sixty (60) days from the date hereof, Capital shall rebate to Borrower’s loan account the amount of $50,000. Provided there are no additional Events of Default, there will be no additional Forbearance Fee due through October 31, 2005.

5. Representations and Warranties. Borrower hereby represents and warrants as follows:

(a) this Agreement and the Loan Documents are and shall continue to be legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms;

(b) with the exception of the Designated Defaults, upon the effectiveness of this Agreement, Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Documents and agrees that all such covenants, representations and warranties shall be deemed to have been remade and are true and correct in all material respects as of the effective date of this Agreement, except for such representations and warranties which, by their terms, are only made as of a previous date;

(c) Borrower has the corporate power, and has been duly authorized by all requisite corporate action, to execute and deliver this Agreement and to perform its obligations hereunder; and this Agreement has been duly executed and delivered by Borrower;

(d) Borrower’s execution, delivery and performance of this Agreement does not and will not (1) violate any law, rule, regulation or court order to which Borrower is subject, (2) conflict with or result in a breach of Borrower’s organizational documents or any agreement or instrument to which Borrower is a party or by which it or its properties are bound, or (3) result in the creation or imposition of any lien, security interest or encumbrance on any property of Borrower, whether now owned or hereafter acquired, other than liens, security interests or encumbrances in favor of Capital;

(e) Capital has and will continue to have a valid, first priority, and only Lien in all Collateral except for Liens permitted by the Loan Documents, and Borrower expressly reaffirms all Liens granted to Capital pursuant to the Loan Documents;

(f) the recitals set forth in the Background paragraph above are truthful and accurate and are an operative part of this Agreement;

(g) no Defaults or Events of Default are in existence other than the Designated Defaults;

(h) Borrower has no defense, counterclaim or offset with respect to the Loan Documents; and

(i) the Loan Documents are in full force and effect, are hereby ratified and confirmed.

6. General Forbearance Covenants of Borrower. During the Forbearance Period, Borrower shall:

(a) comply with all covenants (other than the covenants with respect to which the Designated Defaults exist ) and other obligations of Borrower under the Loan Documents;

(b) upon notice sent by Capital to Borrower, make available to Capital and/or its designated agent, accountant or other representative for audit, inspection and/or evaluation all books, records, financial information, leases, invoices and other materials relating to Borrower and/or the Collateral; and

(c) not, directly or indirectly, make any payments, repayments or reimbursements, whether in cash, in kind, securities or other property, to any guarantor, affiliate, or any officer, director, shareholder, general partner or limited partner of Borrower with respect to (1) any indebtedness of Borrower to such person or entity, (2) any capital contributed by such person to Borrower or (3) any indebtedness incurred by such person or entity on behalf of or for the benefit of Borrower, provided, however, that scheduled payments due to the holder of Series I Preferred Stock due and payable after the date hereof, may be made but only the extent of third party contributions of capital or fully subordinated loans (such subordinated loans to made pursuant to such terms and agreements as are acceptable to Capital) in the amount of any such payments.

7.	Specific Forbearance Covenants of Borrower.

(a) Borrower shall continue to furnish to Capital all financial reporting as required by the Loan Documents;

(b) Borrower hereby acknowledges, confirms and agrees that upon the request of Capital, Borrower will, at Borrower’s sole cost and expense, engage Morris Anderson & Associates, Ltd. (“MAA”) or another consultant acceptable to Capital in Capital’s sole discretion, to examine Borrower’s books and records, interview Borrower’s staff and report directly to Capital concerning various areas of Borrower’s business and the status of Capital’s Collateral, provided, however, that if MAA is engaged, such engagement shall be pursuant to the existing Agreement for Consulting Services among Borrower, Capital and Capital’s counsel dated May 27, 2005, as amended from time to time. In such event, Capital may confer directly with the personnel of MAA or such other consultant with respect to their engagement;

(c) Borrower shall retain no later than thirty (30) days after the effective date of this Agreement, an investment bank of recognized standing and repute acceptable to Capital in its sole discretion (the “Investment Bank”) to make a complete analysis and review of strategic alternatives concerning the recapitalization, sale, reorganization and/or alternate funding of the Borrower. Among other things, the engagement letter between Borrower and Investment Bank shall provide as follows:

“Investment Bank shall give Capital timely access (a) to the work product of Investment Bank with respect to Borrower and the Engagement, and (b) to Investment Bank’s personnel engaged with respect to Borrower and the Engagement. In furtherance and not in limitation of the foregoing, (a) Investment Bank shall provide Capital with copies of all correspondence, reports, memoranda, and other documents that may be issued or generated by Investment Bank pursuant to the Engagement, as and when transmitted by Investment Bank to Borrower, and (b) Capital may confer directly with Investment Bank’s personnel on an ongoing basis with respect to the Engagement, without borrower’s consent or approval and whether or not a representative of Borrower is present at any such conference. Capital shall be a third party beneficiary of this letter agreement and entitled to the benefits of this paragraph.”

(d) During the Forbearance Period, Capital shall maintain a representative at Borrower’s premises to monitor Collateral performance and the adherence by Borrower to the terms and provisions of the Loan Documents and this Agreement. Borrower shall be charged a monitoring fee $750 per day plus all out of pocket expenses of such representative which shall be charged to Borrower’s account monthly;

(e) All Accounts shall be placed on a notification basis (the form and substance of such notification to be determined exclusively by Capital) which notice shall, among other things, require that customers remit proceeds of Accounts to a lock box controlled by Capital; and

(f) No later than August 31, 2005, Borrower shall have received at least $500,000 in capital or subordinated loans from a third party.

8. Forbearance Defaults. Each of the following shall constitute a Forbearance Default, absent the prior written approval by Capital:

(a) the existence of any Event of Default (other than a Designated Default) under the Loan Documents, provided, however, that in determining whether or not the outstanding Loans are within permissible borrowing formulae, the amount of Loans resulting from the charging of the Forbearance Fee shall not be included.

(b) Borrower shall fail to keep or perform any of the terms, obligations, covenants or agreements contained in this Agreement or under the Loan Documents;

(c) if any representation or warranty of Borrower herein shall be false, misleading or incorrect in any respect;

(d) the occurrence of any event, condition, obligation, liability or circumstance or set of events, conditions, obligations, liabilities or circumstances or any change(s) which (i) has, had or could reasonably be expected to have any material adverse effect upon or change in the validity or enforceability of any Loan Document or this Agreement, (ii) has been or could reasonably be expected to be material and adverse to the value of any of the Collateral or to the business, operations, prospects, properties, assets, liabilities or condition of Borrower and/or Guarantors, either individually or taken as a whole, or (iii) has materially impaired or could reasonably be expected to materially impair the ability of Borrower or Guarantors to perform the Obligations or to consummate the transactions under the Loan Documents or this Agreement;

(e) Borrower or any third party shall threaten or assert any claim, or commence any action, suit or proceeding, against Capital contesting or challenging the validity, priority, perfection or enforceability of this Agreement or any of the Loan Documents, of the Obligations, or of any interest of Capital in the Collateral;

(f) Failure of the Borrower or ALS, LLC, after the Forbearance Period, to comply in any material respect with any of the terms and conditions of that certain Employer Services Agreement bearing the effective date of August 13, 2004 between Borrower and ALS, LLC, as the same may be amended, supplemented, modified or restated from time to time or such Employer Outsourcing Agreement shall hereafter be amended, supplemented, modified or restated without Capital’s written consent; and

(g) Failure of the Borrower to pay when due any fees, costs or expenses owing to Capital, including, without limitation, the remaining $50,000 portion of that certain consent fee in the amount of $150,000 agreed to on June 10, 2005, which is due and payable in full on August 12, 2005.

(h) Failure of Borrower to comply with that certain forbearance agreement between Borrower and ALS, LLC of even date.

9. Reaffirmation of Guaranty. Joseph Raymond (“Guarantor”), by his signature below, hereby reaffirms and ratifies the terms of his Fidelity Guaranty dated as of December 8, 2000 as amended (the “Guaranty”), confirms that the Guaranty is in full force and effect and binding on Guarantor without any defenses, setoffs or counterclaims of any kind and Guarantor consents to this Forbearance Agreement.

10. Rights and Remedies. Upon the termination of the Forbearance Period, at the option of Capital, all Obligations shall be immediately due and payable, and in addition, Capital shall be immediately entitled to enforce all of its rights and remedies under this Agreement, the Loan Documents and/or applicable law.

11. Waivers. Borrower, waives and affirmatively agrees not to allege or otherwise pursue any or all defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights that it may have, as of the date hereof, to contest on any basis whatsoever, including without limitation based upon theories of liability such as “lender in control”, “lender liability” and/or “deepening insolvency” or otherwise, (a) any Defaults and/or Events of Default which could be declared by Capital on the date hereof, (b) any provision of the Loan Documents or this Agreement, (c) the right of Capital to all of the rents, issues, profits and proceeds from the Collateral, (d) the mortgage, lien and/or security interest of Capital in any property, whether real or personal, tangible or intangible, or any right or other interest, now or hereafter arising in connection with the Collateral, or (e) the conduct of Capital in administering the financing arrangements by and between Borrower and Capital.

12. Release. Borrower hereby releases, remises, acquits and forever discharges Capital, and its respective employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, Obligations, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Agreement and the Loan Documents (all of the foregoing hereinafter called the “Released Matters”). Borrower acknowledges that the agreements in this Section are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.

13. Effect and Construction of Agreement. Except as expressly provided herein, the Loan Documents shall remain in full force and effect in accordance with their respective terms, and this Agreement shall not be construed to:

(a) impair the validity, perfection or priority of any lien or security interest securing the Obligations;

(b) waive or impair any rights, powers or remedies of Capital under, or constitute a waiver of, any provision of the Loan Documents upon termination of the Forbearance Period with respect to the Designated Defaults or otherwise; or

(c) constitute an agreement by Capital, or require Capital to extend the Forbearance Period, grant additional waivers, or extend the term of the Loan Agreement or the time for payment of any of the Obligations.

14. Presumptions. Borrower acknowledges that it has consulted with and has been advised by counsel and such other experts and advisors as it has deemed necessary in connection with the negotiation, execution and delivery of this Agreement and has participated in the drafting hereof. Therefore, this Agreement shall be construed without regard to any presumption or rule requiring that it be construed against any one party causing this Agreement or any part hereof to be drafted.

15. Conditions of Effectiveness. This Agreement shall become effective upon satisfaction of the following conditions precedent:

(a) Capital shall have received an original of this Agreement executed by Borrower;

(b) Capital shall have received an opinion of counsel to Borrower in form and substance satisfactory to Capital; and

(c) Borrower shall pay all costs, fees and expenses of Capital (including the reasonable costs, fees and expenses of Capital’s in-house and outside counsel, consultants and appraisers) incurred by Capital in connection with the negotiation, preparation and closing of this Agreement.

16. Expenses. Borrower shall pay all costs, fees and expenses of Capital (including the reasonable costs, fees and expenses of Capital’s in-house and outside counsel, consultants and appraisers) incurred by Capital from and after the date of this Agreement in connection with the administration and enforcement of this Agreement.

17. Entire Agreement. This Agreement sets forth the entire agreement among the parties hereto with respect to the subject matter hereof. Borrower has not relied on any agreements, representations, or warranties of Capital except as specifically set forth herein. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each party hereto. Borrower acknowledges that it is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

18. Further Assurance. Borrower shall execute such other and further documents and instruments as Capital may reasonably request to implement the provisions of this Agreement and to perfect and protect the liens and security interests created by or agreed upon in the Loan Documents.

19. Benefit of Agreement. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns. No other person or entity shall be entitled to claim any right or benefit hereunder, including, without limitation, any third-party beneficiary of this Agreement. Capital’s agreement to forbear with respect to the Designated Defaults subject to the terms and conditions of this Agreement and to refrain from enforcing certain of its remedies does not in any manner limit Borrower’s obligations to comply with, and Capital’s right to insist upon compliance with, each and every one of the terms of this Agreement and the Loan Documents except as specifically modified herein.

20. Severability. The provisions of this Agreement are intended to be severable. If any provisions of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

21. Governing Law, Jurisdiction, Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina applied to contracts to be performed wholly within the State of North Carolina Any judicial proceeding brought by or against Borrower with respect to this Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of North Carolina and, by execution and delivery of this Agreement, Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Capital to bring proceedings against Borrower in the courts of any other jurisdiction. Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by Borrower against Capital involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the State of North Carolina.

22. Waiver of Jury Trial.

EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN

CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. IN ADDITION, EACH PARTY WAIVES THE RIGHT TO CLAIM OR RECOVER IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY DAMAGES OTHER THAN OR IN ADDITION TO ACTUAL DAMAGES.

23. Counterparts; Telecopied Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

24. Survival. All representations, warranties, covenants, agreements, undertakings, waivers and releases of Borrower contained herein shall survive the termination of the Forbearance Period and payment in full of the Obligations under the Loan Documents.

25. Amendment. No amendment, modification, rescission, waiver or release of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Borrower and Capital. This Agreement shall constitute a Loan Document.

26. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

27. Limited Forbearance. The forbearance with respect to the Designated Defaults set forth in this Agreement (a) shall not apply to any other past, present or future violation or violations of any other provision of the Loan Documents, and (b) Capital’s failure to exercise any right, privilege or remedy as a result of the Specified Defaults shall not directly or indirectly in any way whatsoever either: (a) impair, prejudice or otherwise adversely affect Capital’s’ right at any time to exercise any right, privilege, or remedy in connection with the Loan Documents, any other agreement, or any other contract or instrument (except to the extent expressly waived in this Agreement), or (b) amend or alter any provision of the Loan Documents, any other agreement, or any other contract or instrument, or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any rights, privilege, or remedy of the Capital under the Loan Documents, any other agreement, or any other contract or instrument.

[ Signature pages follows ]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

CAPITAL TEMPFUNDS, a division of CAPITAL FACTORS LLC, as successor in interest to Capital Tempfunds, Inc., as Lender

By:    /s/ James Rothman
Name:  James Rothman
Title:  President

STRATUS SERVICES GROUP, INC.

By:  /s/ Joseph J. Raymond
Name:  Joseph J. Raymond
Title:  President & CEO

                                /s/ Joseph J. Raymond
                             Joseph J. Raymond, individually

EXHIBIT A

DESIGNATED DEFAULTS

Borrower’s common stock being delisted from NASDAQ beginning October 1, 2004.

Borrower’s failure to meet financial covenant for the period beginning October 1, 2004 and thereafter.

Borrower having delinquent state, local and federal taxes.

Borrower’s acknowledgement that the Obligations will not be paid in full as of August 12, 2005

Default under Outsourcing Agreement with ALS, LLC

Series I Dividend Payment of August 5, 2005